Exhibit (p)(3)

2007

Rules for Employee Investing

Code of Ethics for Personal Investing
Fidelity Funds Version

Rules for Employee Investing

The Fidelity Funds Version of the Code of Ethics for Personal Investing contains rules about owning and trading securities for personal benefit. This version applies to officers, directors, and employees of Fidelity companies that are involved in the management and operations of Fidelity's funds, including investment advisers to the funds and the principal underwriter of the funds. Keep in mind that if you change jobs within Fidelity, a different version of the Code of Ethics may apply to you.

Code of Ethics for Personal Investing

This version of the Code of Ethics includes additional rules, which apply to Fund-Advisory Employees as well as Research Analysts and Portfolio Managers (see box, page 3).

Rules for All Employees Subject to this Code

What's Required

Acknowledging that you understand the rules

Complying with federal securities laws

Reporting violations to the Ethics Office

Disclosing securities accounts and holdings in covered securities

Moving covered accounts to Fidelity

Moving holdings in Fidelity funds to Fidelity

Disclosing transactions in covered securities

Disclosing gifts of covered securities

Getting approval before investing in private securities

Getting prior approval to serve as a director

Clearing trades in advance (pre-clearance)

What's Prohibited

Trading restricted securities

Selling short

Participating in an IPO

Participating in an investment club

Investing in a hedge fund or other unregistered investment product or vehicle

Trading in an account that you do not own

Excessive trading

Profiting from knowledge of fund transactions

Influencing a fund to benefit yourself or others

Attempting to defraud a fund

Using a derivative to get around a rule

Additional Rules for Fund-Advisory Employees

What's Required

Surrendering 60-day gains (60-Day Rule)

What's Prohibited

Buying securities of certain broker-dealers

Trading after a research note

Additional Rules for Research Analysts and Portfolio Managers

All rules listed above for Fund-Advisory Employees, plus the rules in this section

What's Required

Indicating your ownership of securities in a research note

Disclosing trading opportunities to the funds before personally trading

What's Prohibited

Trading within seven days of a fund you manage

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Contact Information

Ethics Office

Phone

617-563-5566

800-580-8780

Fax

617-385-0939

E-mail

ethics.office@fmr.com

Mail zone

ZW10B

Web

MyCompliance.fmr.com

Pre-Clearance

Web

preclear.fmrco.com

Phone

617-563-6109

800-771-2707

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The Importance of Personal Responsibility

Most of the personal investing situations you encounter should be covered by these Rules for Employee Investing. Other situations, however, will require you to make more thoughtful judgment-based decisions that are consistent with Fidelity's commitment to ethical behavior and integrity.

Solid ethical decisions result when you know the applicable rules and policies, feel a sense of personal responsibility, and use sound judgment.

Five Steps to Making a Sound Decision

1. Be smart. Recognize that the situation calls for a decision.

2. Be thorough. Research the relevant facts.

3. Be thoughtful. Analyze the situation and weigh the options.

4. Be prudent. Consider the implications of the decision.

5. Be willing to ask for help. Ask questions and seek guidance.

Be confident. With these steps and company policies as a guide, you will reach a sound decision that will reflect well on you and on Fidelity.

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Who is subject to This Version of the Code?

All individuals described in each group below are subject to this version of the Code of Ethics. You can also be placed in a certain group by designation of the Ethics Office. Note that if you are in either the second or third group, you are also subject to the additional rules for that group.

Fund-Knowledgeable Employees

Employees of Fidelity Management Trust Company (FMTC), Fidelity Pricing and Cash Management Services (FPCMS), Enterprise Compliance and Fidelity Audit Services; employees of Pyramis Global Advisors in support functions not directly related to fund management; and employees, including temporary employees, with access to timely fund information (including access to systems such as AS400 trading or development machines).

Fund-Advisory Employees

Employees of Fidelity Management & Research Company (FMR Co.), Fidelity Capital Markets Services (FCMS) and the Ethics Office; certain employees of Strategic Advisers; employees of Pyramis Global Advisors in fund management functions; members of the Board of Directors of FMR Co. and FMR Corp., elected officers of FMR Co. and FMR Corp.; members of the Fidelity Funds' Advisory Board or Board of Trustees; members of the Fidelity Management Committee; attorneys acting as counsel in FMR Corp. Legal; and employees with access to fund research notes or investment recommendations for the funds.

Research Analysts and Portfolio Managers

Employees making investment recommendations for the funds (research analysts) and employees who manage a fund or a portion of a fund's assets (portfolio managers).

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Other policies you should be aware of

There are other policies that you need to be familiar with. These include:

  Professional Conduct Policies and other Fidelity-wide policies (available at HRSolutions.fidelity.com)
  Equal Employment Opportunity and Policy Prohibiting Discrimination and Harassment (available at HRSolutions.fidelity.com)
  Electronic Communications Usage Policy (available at HRSolutions.fidelity.com)
  Information Security Policies (available at Risk.fmr.com)
  Anti-Money Laundering Policies (available at MyCompliance.fmr.com)
  Fidelity Policy on Business Entertainment and Workplace Gifts (available at MyCompliance.fmr.com)
  Policy on Outside Activities and Affiliations (available at MyCompliance.fmr.com)

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Code of Ethics for Personal Investing Fidelity Funds Version

Following the rules - in letter and in spirit

This Fidelity Funds Version of the Code contains rules about owning and trading securities for personal benefit. Certain rules, which are noted, apply both to you and to anyone else who is a "covered person" (see Key Concepts on page 6).

You have a fiduciary duty to never place your own personal interest ahead of the interests of Fidelity's clients, including shareholders of the Fidelity funds. This means never taking unfair advantage of your relationship to the funds or Fidelity in attempting to benefit yourself or another party. It also means avoiding any actual or potential conflicts of interest with the funds or Fidelity when managing your personal investments.

Because no set of rules can anticipate every possible situation, it is essential that you follow these rules not just in letter, but in spirit as well. Any activity that compromises Fidelity's integrity, even if it does not expressly violate a rule, has the potential to harm Fidelity's reputation and may result in scrutiny or further action from the Ethics Office.

What's Required

Acknowledging that you understand the rules

When you begin working at Fidelity, and again each year, you are required to acknowledge that:

  you understand and will comply with all rules that apply to you you authorize Fidelity to obtain data in order to monitor transactions in your covered accounts (see Key Concepts on page 6)
  you will comply with any new or existing rules that become applicable to you in the future

To Do

  Promptly respond to the e-mail you receive from the Ethics Office each year requiring you to acknowledge the Code. New employees need to respond within 10 days of hire.
  If you do not have access to e-mail, you may obtain a hardcopy of the Acknowledgment Form at MyCompliance.fmr.com or by contacting the Ethics Office.

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Rules Acknowledgment

Respond to the e-mail that you receive from the Ethics Office to acknowledge your understanding of the rules.

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Complying with federal securities laws

In addition to complying with these rules and other company-wide policies, you need to comply with federal securities laws.

Reporting violations to the Ethics Office

If you become aware that you or someone else has violated any of these rules, you need to promptly report the violation.

To Do

  Call the Ethics Office Service Line at 617-563-5566 or 800-580-8780.
  Call the Chairman's Line at 800-242-4762 if you would prefer to speak on a non-recorded line.

Disclosing securities accounts and holdings in covered securities

You must disclose all of your securities accounts, including securities accounts holding non-covered securities, and holdings in covered securities (see Key Concepts on page 7). This rule covers not only accounts and holdings under your own name or control, but also those under the name or control of any other covered person (see Key Concepts on page 6). It includes accounts held at Fidelity as well as those held at other financial institutions. Information regarding these holdings must not be more than 45 days old when you submit it.

Under this rule, you must disclose:

  brokerage accounts
  any other account that holds, or is capable of holding, a covered security accounts containing shares of Fidelity funds, or other covered securities advised by Fidelity (such as interests in Fidelity 529 College Savings Plans)
  any other type of securities account, including accounts holding non-covered securities (such as shares of mutual funds or other investment products managed by another company)
  holdings of covered securities that are not held in an account you are disclosing (such as certificate shares, private placements, or interests in an LLC or partnership)

To Do

Employees newly subject to this rule

  Within 10 days of hire or of being notified by the Ethics Office that this version of the Code applies to you, submit an Accounts and Holdings Form showing all of your securities accounts and holdings in covered securities. Attach the most recent statement for each account listed. If you do not have any securities accounts or applicable holdings, check the appropriate box on the form confirming that you have nothing to disclose.

Current employees

  Each year, you will receive an Annual Accounts and Holdings Report. You will be required to confirm that all information previously disclosed is accurate and complete.
  As soon as any new covered account is opened, or a pre-existing account becomes associated with you (such as through a marriage or a death), complete an Accounts and Holdings Form (available at MyCompliance.fmr.com) with the new information and forward it promptly to the Ethics Office.
  If an account is opened that contains only securities that are not covered securities, or such an account becomes associated with you, report the account on the appropriate section of the Annual Accounts and Holdings Report at the time you receive this yearly request from the Ethics Office.

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Accounts and Holdings Form

Use this form to disclose all new securities accounts and holdings in covered securities that become associated with you.

MyCompliance.fmr.com

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Moving covered accounts to Fidelity

You and your covered persons need to maintain all covered accounts (see Key Concepts below) at Fidelity Brokerage Services LLC.

Exceptions

With prior written approval from the Ethics Office, you or any other covered person can maintain a covered account at a broker-dealer other than Fidelity if any of the following applies:

  it contains only securities that cannot be transferred
  it exists solely for products or services that Fidelity does not provide it exists solely because your spouse's or domestic partner's employer also prohibits external covered accounts it is managed by a third-party registered investment adviser with discretionary trading authority it is restricted to trading interests in non-Fidelity 529 College Savings Plans only it is associated with an ESOP (employee stock option plan) or an ESPP (employee stock purchase plan) in which a covered person is the participant it is required by a direct purchase plan, a dividend reinvestment plan, or an automatic investment plan with a public company (collectively, "DPPs") in which regularly scheduled investments are made or planned on at least a quarterly basis (note that only new employees with an existing DPP may qualify for this exception)
  it is required by a trust agreement
  it is associated with an estate of which you or any other covered person is the executor, but not a beneficiary, and involvement with the account is temporary transferring the account would be inconsistent with other applicable rules

To Do

  Transfer assets to a Fidelity account.
  Close all external covered accounts except for those which you have received written permission to maintain.
  For permission to maintain an external covered account, submit a completed Exception Request Form (available at MyCompliance.fmr.com) to the Ethics Office. Follow the specific instructions for each type of account and provide a current statement for each account. Please allow at least five business days for your request to be considered.

-Key Concepts-----------------

Certain terms have a specific meaning within this version of the Code. These terms are defined as "Key Concepts."

Covered person

This includes:

  you
  your spouse, or a domestic partner who shares your household any immediate family member who shares your household and who is either under 18 or is supported financially by you anyone else who has been told by the Ethics Office that he or she is a covered person

Immediate family member

Your spouse, or a domestic partner who shares your household, and anyone who is related to you in any of the following ways, whether by blood, adoption, or marriage:

  children, stepchildren, and grandchildren
  parents, step-parents, and grandparents
  siblings
  parents-, children-, or siblings-in-law

Covered account

The term "covered account" encompasses a fairly wide range of accounts. Important factors to consider are:

  your actual or potential investment control over an account whether you benefit financially from an account
  your familial and financial relationships with the account holder.

Specifically, a covered account is a brokerage account or any other type of account that holds, or is capable of holding, a covered security, and that belongs to any of the following owners:

  a covered person
  any corporation or similar entity where a covered person is a controlling shareholder or participates in investment decisions by the entity any trust of which you or any other covered person is either:

- a beneficiary who participates in making investment decisions for the trust

- a trustee who has an opportunity to profit from the trust's investment operations or whose immediate family is a beneficiary of the trust

- a settlor who can independently revoke the trust and participate in making investment decisions for the trust

Exception With prior written approval from the Ethics Office, an account that would otherwise be considered a covered account may qualify for an exception from these rules if a covered person has no trading discretion or influence over the account, such as a blind trust.

Automatic investment plan

A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) covered accounts according to a set schedule and allocation.

Brokerage account

Any account in which you can trade stocks, bonds, futures, or options. This includes brokerage accounts with custodial, retirement, or other registrations (such as IRAs, Keoghs, SEP-IRAs, and UGMA/UTMAs).

Fidelity fund

The terms "fund" and "Fidelity fund" mean any investment company or pool of assets that is advised or subadvised by FMR Co. or an affiliate.

Selling short

Selling a security that is on loan to you from a broker-dealer (rather than owned by you) at the time you sell it.

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Moving holdings in Fidelity funds to Fidelity

While at Fidelity, you and all other covered persons need to maintain holdings in shares of Fidelity funds in a Fidelity account.

Exceptions - No Approval Required

  A covered person who owns an interest in a variable annuity or life insurance product in which underlying assets are held in Fidelity-advised funds, can continue to maintain such interest where they are currently maintained.

Exceptions - Approval Required

With prior written approval from the Ethics Office, you or any other covered person can maintain holdings in Fidelity funds in an account outside of Fidelity if any of the following apply:

  the holdings are in a defined benefit or contribution plan, such as a 401(k), that is administered by a company at which a covered person is currently employed the holdings are in a retirement plan and transferring them would result in a tax penalty the holdings are in an account that is managed by a third-party registered investment adviser with discretionary trading authority the holdings are restricted from transfer
  maintaining the holdings in the external account is required by a trust agreement the holdings are associated with an estate of which you or any other covered person is the executor, but not a beneficiary, and involvement with the account is temporary you can show that transferring the holdings would create a significant hardship

To Do

  Transfer shares of Fidelity funds to your Fidelity account except for those which you have received written permission to maintain.
  For permission to maintain shares of Fidelity funds in an account at another financial institution, complete an Exception Request Form (available at MyCompliance.fmr.com). Attach a current statement for each account you list on the form. Forward the form and statement(s) to the Ethics Office. Please allow at least five business days for your request to be considered.

-Key Concepts, continued-------------

Covered security

This definition applies to all persons subject to this version of the Code.

The term "covered security" encompasses most types of securities, including, but not limited to:

  shares of Fidelity mutual funds (except money market funds)
  shares of another company's mutual fund if it is advised by Fidelity (check the prospectus to see if this is the case)
  interests in Fidelity 529 College Savings Plans
  interests in a variable annuity or life insurance product in which any of the underlying assets are held in funds advised by Fidelity, such as Fidelity VIP Funds (check the prospectus to see if this is the case)
  interests in Fidelity's deferred compensation plan reflecting hypothetical investments in Fidelity funds interests in Fidelity's deferred bonus plan (ECI) reflecting hypothetical investments in Fidelity funds shares of stock (of both public and private companies)
  ownership units in a private company or partnership
  corporate and municipal bonds
  bonds convertible into stock
  options on securities (including options on stocks and stock indexes)
  security futures (futures on covered securities)
  shares of exchange-traded funds
  shares of closed-end mutual funds

Exceptions The following are not considered covered securities (please note that accounts holding non-covered securities still require disclosure):

  shares of money market funds (including Fidelity money market funds)
  shares of non-Fidelity open-end mutual funds
  interests in non-Fidelity 529 College Savings Plans
  shares, debentures, or other securities issued by FMR Corp. to you as compensation or a benefit associated with your employment
  U.S. Treasury securities
  obligations of U.S. government agencies with remaining maturities of one year or less money market instruments, such as certificates of deposit, banker's acceptances, and commercial paper commodities (such as agricultural products or metals), and options and futures on commodities that are traded on a commodities exchange

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What's Required continued

Disclosing transactions in covered securities

You need to disclose transactions in covered accounts that involve covered securities (including transactions in Fidelity funds). For accounts held at Fidelity Brokerage Services LLC that you have disclosed, the Ethics Office will receive transaction reports automatically. For approved covered accounts held outside of Fidelity Brokerage Services LLC, the Ethics Office will arrange to receive duplicate copies of all account statements from the external broker-dealer. For any other transactions in covered securities (for example, if you inherit shares in the form of a stock certificate, or if you purchase interests in a Fidelity-advised investment product in a non-brokerage account outside of Fidelity), you need to disclose this transaction information to the Ethics Office.

Exception

  You do not have to report transactions in a covered account if the transactions are being made under an automatic investment plan (see Key Concepts on page 6), and the details of the plan have been provided to the Ethics Office.

To Do

  For transactions in covered securities not made through a covered account, submit a completed Securities Transaction Report (available at MyCompliance.fmr.com) to the Ethics Office within 30 days following the end of the quarter in which the transaction was completed.
  When requested each quarter, promptly confirm or update your transaction history in covered securities on the Quarterly Trade Verification.
  Provide to the Ethics Office the details of any automatic investment plan.

Disclosing gifts of securities

You need to notify the Ethics Office of any covered securities that you or any other covered person gives, donates, or transfers to another party, or that you or any other covered person receives or acquires from another party. This includes, among other things, inheritances of covered securities and donations of covered securities to charities.

To Do

  Complete a Securities Transaction Report (available at MyCompliance.fmr.com) within 30 days following the end of the quarter during which the gift or transfer was made.
  When requested each quarter, promptly confirm or update your history of giving or receiving covered securities on the Quarterly Trade Verification.

Getting approval before investing in private securities

You or any other covered person needs prior written approval from the Ethics Office for each and every intended investment in a private placement or other private transaction in covered securities. This includes any add-on, any subsequent investment, or any investment whose terms materially differ from any previous approval you may have received.

To Do

  Before investing in any private investment, fill out a Private Transaction Request Form (available at MyCompliance.fmr.com).
  Get the necessary approval from your manager, division head, or other authority, as described on the request form.
  Submit the request to the Ethics Office and await approval. Please allow at least five business days for your request to be considered.
  Report the final transaction within 30 days following the end of the quarter in which it was completed, using a Securities Transaction Report (available at MyCompliance.fmr.com).
  When requested each quarter, promptly confirm or update your transaction history in private transactions on the Quarterly Trade Verification.

For private placements offered by a Fidelity company, the Ethics Office will typically pre-approve such investments for employees who are offered an opportunity to invest. In such cases, you will receive notification that the offering has been pre-approved by the Ethics Office.

Getting prior approval to serve as a director

You need to get written approval in advance to serve as a director or trustee of any publicly traded company, or of a non-Fidelity privately held company that is likely to issue shares. Approval depends on a determination that the activity will not conflict with the best interests of the funds and their shareholders. Note that the Policy on Outside Activities and Affiliations (available at MyCompliance.fmr.com) requires prior written approval for other activities as well, including accepting additional employment outside of Fidelity or participating in an activity that may create an actual or perceived conflict of interest with Fidelity.

To Do

  Request written approval from both your manager and the Ethics Office before participating in any activities outside of Fidelity by completing an Outside Activities Approval Request Form (available at MyCompliance.fmr.com). Please allow at least five business days for your request to be considered.

What's Required continued

Clearing trades in advance (pre-clearance)

You must obtain prior approval from the Ethics Office for any orders to buy or sell a covered security by using Fidelity's pre-clearance website (preclear.fmrco.com). The purpose of this rule is to reduce the possibility of conflicts between trades in covered accounts and trades made by the funds. When you apply for pre-clearance, you are not just asking for approval, you are giving your word that you:

  do not have any inside information on the security you want to trade (see Policy on Inside Information on page 16)
  are not using knowledge of actual or potential fund trades to benefit yourself or others believe the trade is available to the general investor on the same terms will provide any relevant information requested by the Ethics Office

Generally, requests will not be approved if it is determined that your transaction may take advantage of trading by the funds or create an actual or perceived conflict of interest with fund trades.

The rules of pre-clearance

You and all other covered persons must pre-clear any proposed orders to buy or sell a covered security. It is important to understand the following rules before requesting pre-clearance for a trade:

  You have to request - and receive - pre-clearance approval on the same day you want to trade and prior to placing the trade.
  Pre-clearance approval is only good for that day. If you do not trade on the day you were granted approval, it expires.
  Place day orders only (orders that automatically expire at the end of the trading session). Good-till-cancelled orders (such as orders that stay open indefinitely until a security reaches a specified market price) are not permitted.
  Check the status of all orders at the end of the day and cancel any orders that have not been executed. If any covered person leaves an order open and it is executed the next day (or later), it will generate a violation that will be assigned to you.
  Standard trading hours are from 9:30 a.m. to 4:00 p.m. Eastern Standard Time. If you place your trade after 4:00 p.m., the order will be executed the next day (in violation of this rule), unless you place the trade through the extended trading session website (accessible through Fidelity.com). Accordingly, you are advised to trade within standard trading hours to avoid inadvertent pre-clearance violations.
  Unless an exception listed below applies or the Ethics Office has instructed you otherwise, these pre-clearance rules apply to all of your covered accounts - including both Fidelity accounts and any approved outside brokerage accounts.

Exceptions

You do not need to pre-clear trades in certain covered securities. These include:

  shares of Fidelity funds
  interests in Fidelity 529 College Savings Plans
  options and futures on, or exchange-traded funds that track, the following indexes: Dow Jones Industrial Average, NASDAQ 100, Russell 1000, Russell 2000, S&P 100, S&P 500, S&P Midcap 400, S&P Europe 350, FTSE 100, and Nikkei 225 (note that you do need to pre-clear options, futures, and exchange-traded funds on all other indexes)
  securities being transferred as a gift
  automatic dividend reinvestments
  rights' subscriptions
  currency warrants
  the regular exercise of a stock option (note that the cashless exercise of a stock option, which results in the sale of the underlying stock at current market prices, must be pre-cleared)

With the prior written approval of the Ethics Office, there are a few situations where you may be permitted to trade without pre-clearing. These situations are:

  trades in a covered account that is managed by a third-party registered investment adviser with discretionary trading authority trades made through an automatic investment plan, the details of which have been disclosed to the Ethics Office in advance when you can show that a repeated rejection of your pre-clearance request is causing a significant hardship

To Do

  Pre-clear all trades in your covered accounts prior to placing them by using Fidelity's pre-clearance website (preclear.fmrco.com).
  Immediately cancel any good-till-cancelled orders in your covered accounts.

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How to Pre-Clear a Trade

To avoid errors, use these step-by-step instructions:

1. Go to preclear.fmrco.com. Online pre-clearance is available between 10:15 AM (12 noon for FMR Co. equity traders) and 5:30 PM Eastern Standard Time. If you are unable to access the online pre-clearance system, call the Pre-clearance Desk at 617-563-6109 or 800-771-2707 (available until 4:00 PM).

2. Accurately enter the details of the trade you would like to make. Do not trade unless you receive approval. Note the pre-clearance reference number for your records.

3. Place your order. Be sure your order is for the same security and direction as your pre-clearance approval. Do not place a good-till-cancelled order.

4. Check the status of your order at the end of the day.

5. Cancel any orders that have not been filled.

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Delegating pre-clearance responsibilities

In very limited circumstances, you may, with the prior written approval of the Ethics Office, designate another employee to obtain pre-clearance approvals for you. In such a case, the agent is responsible for obtaining the correct approvals, and you are responsible for maintaining reasonable supervision over the employee's activities related to pre-clearance.

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What's Prohibited

Trading restricted securities

A security that Fidelity has restricted may not be traded in a covered account. In general, this rule is tested during pre-clearance. If you have been notified not to trade a particular security, that security may not be traded in any of your covered accounts until you are notified that the restriction has expired.

Selling short

In a covered account, the short position in a particular covered security may not exceed the number of shares of that security held in the same account. This prohibition includes selling securities short (see Key Concepts on page 6), buying puts to open, and selling calls to open.

Exception

  Options and futures on, or exchange-traded funds that track, the following indexes: Dow Jones Industrial Average, NASDAQ 100, Russell 1000, Russell 2000, S&P 100, S&P 500, S&P Midcap 400, S&P Europe 350, FTSE 100, and Nikkei 225.

Participating in an IPO

You and all other covered persons are not allowed to participate in an initial public offering (IPO) of securities where no public market in a similar security of the issuer previously existed. This rule applies to equity securities, corporate debt securities, and free stock offers through the Internet.

Exceptions

With prior written approval from the Ethics Office, you or any other covered person may participate if:

  you or any other covered person has been offered shares because you already own equity in the company you or any other covered person has been offered shares because you are a policyholder or depositor of a mutual company that is reorganizing into a stock company you or any other covered person has been offered shares because of employment with the company

To Do

  For approval to participate in an IPO that may qualify as an exception, submit to the Ethics Office a completed Exception Request Form (available at MyCompliance.fmr.com). Please allow at least five business days for your request to be considered.
  Do not participate in any IPO without prior written approval from the Ethics Office.

Participating in an investment club

No covered person may participate in an investment club or similar entity.

Investing in a hedge fund or other unregistered investment product or vehicle

No covered person may invest in a hedge fund, alternative investment, or similar investment product or vehicle that is not registered under the Investment Company Act of 1940.

Exceptions

  Investment products or vehicles issued or advised by Fidelity.
  An unregistered investment product or vehicle whose prospectus (or offering memorandum) limits investment strategies to those permissible under these rules. The prior written approval of the Ethics Office is required to take advantage of this exception.
  An unregistered investment product or vehicle that you bought before joining Fidelity. You must show that you have no influence over the product's or vehicle's investment decisions and that your investment cannot be readily liquidated or that liquidation would cause a significant hardship. The prior written approval of the Ethics Office is required to take advantage of this exception.

To Do

  To request an exception to invest in an unregistered investment product or vehicle, submit a completed Exception Request Form (available at MyCompliance.fmr.com) to the Ethics Office. Please allow at least five business days for your request to be considered.
  To request an exception to maintain a pre-existing investment, submit a completed Exception Request Form (available at MyCompliance.fmr.com) to the Ethics Office. Please allow at least five business days for your request to be considered. Note that even if your request is approved, you cannot make any further investments in the product or vehicle, and you must liquidate your investment at the earliest opportunity.

What's Prohibited continued

Trading in an account that you do not own

The general rule is that you may not maintain authority to trade, place trades, or direct trades of covered securities, in an account that is not owned by you or is not one of your covered accounts.

If you are subject to the Rules for Broker-Dealer Employees (available at MyCompliance.fmr.com), note that there are additional restrictions in these rules with which you need to comply.

Exception

  With prior written approval from the Ethics Office, you can maintain and exercise trading authority over a non-covered account that is owned by a member of your family or your domestic partner. If approved, the account will be considered a covered account.

To Do

  Take immediate steps to terminate any authority you may have to trade covered securities in an account that is not owned by you or is not one of your covered accounts.
  To request an exception from this rule, submit a Trading Authorization Request Form (available at MyCompliance.fmr.com) to the Ethics Office. Please allow at least five business days for your request to be considered.
  If your request involves a Fidelity account and is approved by the Ethics Office, complete a Fidelity Trading Authorization and Indemnification Form (available at fidelity.com) and forward it to Fidelity Brokerage Services LLC along with a copy of your written approval from the Ethics Office.
  Do not direct any trades in the account until your request has been fully approved.

Excessive trading

Excessive trading in covered accounts is strongly discouraged. In general, anyone placing more than 60 trades in a quarter across all their covered accounts should expect additional scrutiny of their trades. Note that you also need to comply with the policies in any Fidelity fund prospectus concerning excessive trading. The Ethics Office monitors trading activity, and may limit the number of trades allowed in your covered accounts during a given period.

Exception

  This rule does not apply to transactions in an account that is managed by a third-party registered investment adviser who has discretionary trading authority over the account.

To Do

  Comply fully with any trading limits placed on your covered accounts by the Ethics Office.

Profiting from knowledge of fund transactions

You may not use your knowledge of transactions in funds or other accounts advised by FMR Co. to profit by the market effect of these transactions.

Influencing a fund to benefit yourself or others

The funds and accounts advised by Fidelity are required to act in the best interests of their shareholders and clients, respectively. Accordingly, you are prohibited from influencing any of these funds or accounts to act for the benefit of any other party other than its shareholders or clients.

For example, you may not influence a fund to buy, sell, or refrain from trading a security that would affect that security's price to advance your own interest or the interest of a party that has or seeks to have a business relationship with Fidelity.

Attempting to defraud a fund

Attempting to defraud a fund or an account advised by FMR Co. in any way is a violation of Fidelity's rules and federal law.

Using a derivative to get around a rule

If something is prohibited by these rules, then it is also against these rules to effectively accomplish the same thing by using a derivative. This includes futures, options, options on futures, and other types of derivatives.

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How we enforce the Code of Ethics

The Ethics Office regularly reviews the forms and reports it receives. If these reviews turn up information that is incomplete, questionable, or potentially in violation of this Code, the Ethics Office will investigate the matter and may contact you.

If it is determined that you or another covered person has violated this Code, the Ethics Office or another appropriate party may take action. Among other things, potential actions may include:

  an informational memorandum
  a written warning
  a fine, disgorgement of profit, or other payment
  a limitation or ban on personal trading
  referral of the matter to Human Resources
  dismissal from employment
  referral of the matter to civil or criminal authorities

Fidelity takes all Code violations seriously, and, at least once a year, provides the funds' trustees with a summary of actions taken in response to material violations of this Code. You should be aware that other securities laws and regulations not addressed by this Code may also apply to you, depending upon your role at Fidelity.

Fidelity and the funds retain the discretion to interpret this Code and to decide how the rules apply to any given situation.

Exceptions In cases where exceptions to this Code are noted and you may qualify for them, you need to get prior written approval from the Ethics Office. The way to request any particular exception is discussed in the text of the relevant rule. If you believe that you have a situation that warrants an exception that is not discussed in this Code, you may submit a written request to the Ethics Office. Your request will be considered by the Ethics Office, and you will be notified of the outcome.

Appeals If you believe a request of yours has been incorrectly denied or that an action is not warranted, you may appeal the decision. To make an appeal, you need to give the Ethics Office a written explanation of your reasons for appeal within 30 days of when you were informed of the decision. Be sure to include any extenuating circumstances or other factors not previously considered. During the review process, you may, at your own expense, engage an attorney to represent you. The Ethics Office may arrange for senior management or other parties to be part of the review process. The Ethics Office will notify you in writing about the outcome of your appeal.

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Additional Rules for Fund-Advisory Employees

What's Required

Surrendering 60-day gains (60-Day Rule)

Any sale of covered securities in a covered account will be matched against any purchases of that security, or its equivalent, in the same account during the previous 60 days (starting with the earliest purchase in the 60-day period). Any gain resulting from any matched transactions must be surrendered. For specific information about how option transactions are treated under this rule, see the sidebar and the examples below.

Gains are calculated differently under this rule than they would be for tax purposes. Neither losses nor potential tax liabilities will be offset against the amount that must be surrendered under this rule.

Exceptions

This rule does not apply:

  to transactions in shares of Fidelity funds
  to transactions in options and futures on, or exchange-traded funds that track, the following indexes: Dow Jones Industrial Average, NASDAQ 100, Russell 1000, Russell 2000, S&P 100, S&P 500, S&P Midcap 400, S&P Europe 350, FTSE 100, and Nikkei 225
  to transactions made in a covered account that is managed by a third-party registered investment adviser who has discretionary trading authority over the account to transactions pursuant to an automatic investment plan (see Key Concepts on page 6)
  to tax planning transactions, provided that there is a demonstration of how the proposed transaction relates to the covered person's tax strategy; this exception is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office when the rule would impose a substantial unforeseen personal financial hardship on the employee; this exception is not automatic, is granted on a case-by-case basis, and requires advanced review and written approval of the Ethics Office (note that an employee seeking relief must establish a bona fide financial hardship, such as unforeseen medical expenses, and should be prepared to demonstrate, among other things, that he or she possesses no other assets to meet the financial need)

To Do

  Before trading a covered security in a covered account that might trigger the 60-Day Rule, make sure you understand how much may have to be surrendered. The calculation may be complicated, especially if options or multiple prior purchases are involved. If you have any questions about this provision, call the Ethics Office at 617-563-5566 or 800-580-8780.
  To request permission for a tax planning or hardship exception, you must contact the Ethics Office before trading. Allow at least two business days for your request to be considered. Approvals will be based on fund trading and other pre-clearance tests. You are limited to a total of five exceptions per calendar year across all of your covered accounts.

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Examples

Example 1

Jan 20 Buy 100 shares at $16 each

Feb 2 Buy 200 shares at $10 each

Mar 1 Buy 200 shares at $17 each

Mar 25 Sell 100 shares at $15 each

The March 25 sale is matched to the February 2 purchase (not the January 20 purchase, which was more than 60 days prior). Surrendered: $500 ($5 x 100 shares).

Example 2

Feb 2 Buy 100 shares at $10 each

Mar 25 Sell call option to open for 100 shares at $5; receive $500 premium

The March 25 call option sale is matched to the February 2 purchase of the underlying security (the call's execution price and expiration date are immaterial). Surrendered: $500 (the premium for selling the option).

Example 3

FEB 2 Sell one call option to open at $5; receive $500 premium

Mar 25 Buy an identical call option to close at $3; pay $300 premium

The March 25 call option purchase is a closing transaction and is matched to the February 2 sale (since that opening transaction was made within 60 days). Surrendered: $200 (difference between premium received and premium paid).

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Option transactions under the 60-Day Rule

Option transactions can be matched either to a prior purchase of the underlying security or to prior option transactions in the opposite direction.

When matching an option transaction to prior purchases of the underlying security, opening an option position by selling a call or buying a put is treated as a sale and will be matched to any purchases of the underlying security made during the preceding 60 days.

When matching an option transaction to prior option transactions, a closing position is matched to any like opening positions taken during the preceding 60 days.

When exercising an option, the initial purchase or sale of an option, not the exercise or assignment of the option, is matched to any opposite transactions made during the preceding 60 days. The sale of the underlying securities received from the exercise of an option will also be matched to any opposite transactions made during the period.

There is no exception to the 60-Day Rule for the selling of securities upon the automatic exercise of an option that is in the money at its expiration date. To avoid surrendering 60-day gains that would result from an automatic liquidation, you need to cancel the automatic liquidation before it happens.

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What's Prohibited

Buying securities of certain broker-dealers

No covered person is allowed to buy the securities of a broker-dealer or its parent company if the Ethics Office has restricted those securities. This rule is tested automatically when trades are pre-cleared.

Trading after a research note

No covered person is allowed to trade a covered security of an issuer until two full business days have elapsed (not including the day the note was published) since the publication of a Fidelity research note on that issuer. This rule is tested automatically when trades are pre-cleared.

Additional Rules for Research Analysts and Portfolio Managers

Research Analysts and Portfolio Managers are subject to the additional rules for Fund-Advisory Employees, plus the rules in this section.

What's Required

Indicating your ownership of securities in a research note

You must check the box on a research note you are publishing to indicate any ownership, either by you or by any other covered person associated with you, of any security of an issuer that is the subject of the research note.

Disclosing trading opportunities to the funds before personally trading

There are three aspects to this rule:

Disclosing information received from an issuer Any time you receive, directly from an issuer, material information about that issuer (that is not considered inside information), you must check to see if that information has been disclosed to the funds in a research note. If not, you must communicate that information to the funds before you personally trade any securities of that company in a covered account.

To Do

  Confirm whether a Fidelity research note has been published with the relevant information.
  If not, publish a research note or provide the information to the relevant head of research.
  If you think you may have received inside information, follow the rules in the Policy on Inside Information (see page 16).

Disclosing information about an issuer that is assigned to you If you are a research analyst, you must disclose in a research note material information you have about an issuer that is assigned to you before personally trading a security of that issuer in a covered account.

Exception

  You may be permitted to trade the assigned security in a covered account without publishing a research note if you have obtained the prior approval of both the relevant head of research and the Ethics Office.

To Do

  Publish a research note with the relevant information and indicate your ownership interest in the issuer before personally trading a security you are assigned to cover.

Note: You will not be able to obtain pre-clearance approval for your personal trade until two full business days have elapsed (not including the day the note was published) following the publication of your research note.

  To request an exception to this rule, first contact the relevant head of research and seek approval. Then contact the Ethics Office for approval. Do not personally trade the security until you have received full approval.

Recommending trading opportunities In addition, you must recommend for the funds, and, if you are a portfolio manager, trade for the funds, a suitable security before personally trading that security in a covered account.

What's Prohibited

Trading within seven days of a fund you manage For Portfolio Managers Only

Trading in a covered account within seven calendar days before or after a trade is executed in the same or equivalent covered security by any of the funds you manage is not permitted.

Exceptions

  When the rule would work to the disadvantage of a fund You must never let a trade in a covered account prevent a fund you manage from subsequently trading the same covered security, if not making the trade would disadvantage the fund. However, you need approval from the Ethics Office before making any trades under this exception. The Ethics Office will need to know, among other things, what new information arose since the date of the trade in your covered account.
  When the conflicting fund trade results from standing orders A covered account trade may precede a fund trade in the same covered security when the fund's trade was generated independently by the trading desk because of a standing instruction to trade proportionally across the fund's holdings in response to fund cash flows.
  When the covered account is independently managed This exception applies only where a covered account is managed by a third-party registered investment adviser with discretionary trading authority. To take advantage of this exception, you must have previously obtained written approval from the Ethics Office to maintain the managed account.
  When the conflicting personal trade or fund trade is in options or futures on, or exchange-traded funds that track, the following indexes: Dow Jones Industrial Average, NASDAQ 100, Russell 1000, Russell 2000, S&P 100, S&P 500, S&P Midcap 400, S&P Europe 350, FTSE 100, and Nikkei 225.

To Do

  Before trading personally, consider whether there is any likelihood that you may be interested in trading that security in your assigned funds within the next seven calendar days. If so, refrain from personally trading in a covered account.
  If a fund you manage has recently traded a security, you must delay any covered account trades in that security until the eighth calendar day after the most recent trade by the fund.
  Contact the Ethics Office immediately to discuss any situation where these rules would work to the disadvantage of the funds.

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Legal Information The Code of Ethics for Personal Investing constitutes the Code of Ethics required by Rule 17j-1 under the Investment Company Act of 1940 and by Rule 204A-1 under the Investment Advisers Act of 1940 for the Fidelity funds, FMR Corp. subsidiaries that are the funds' investment advisers or principal underwriters, Fidelity Management Trust Company, Pyramis Global Advisors Holdings Corp. (collectively, with its subsidiaries, "Pyramis Global Advisors") and any other entity designated by the Ethics Office. Fidelity is required to provide a copy of this Code, and any amendments to it, to all employees covered under it.

Independent Board Members Trustees and members of the Advisory Board of the Fidelity funds who are employees of Fidelity Investments are Fund-Advisory Employees. Trustees who are not "interested persons" (as defined in the Investment Company Act) and Advisory Board members who are not employees of Fidelity Investments are considered "Independent Board Members" so long as they do not have access to daily trading information of the funds or listings of current fund holdings. Independent Board Members are subject to the general principles and spirit of these rules and, like other members of the board, must disclose their covered accounts and securities and must report transactions regularly. Although Independent Board Members are not subject to the procedural requirements and prohibitions applicable to employees under these rules, they have adopted their own policy that supplements but is not part of these rules.

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